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                                  EXHIBIT 5.1

                                December 6, 1996



Board of Directors
Independent Bank Corporation
230 West Michigan Street
Ionia, MI  48846

IBC Capital Finance
c/o Independent Bank Corporation
230 West Michigan Street
Ionia, MI  48846

Gentlemen:

     We have acted as counsel to Independent Bank Corporation, a Michigan corporation (the "Company"), and IBC Capital Finance, a Delaware statutory business trust ("IBC Capital"), in connection with the preparation of a Registration Statement on Form S-2 (Registration No. 333-145507) filed by the Company and IBC Capital with the Securities and Exchange Commission (the "SEC"), which Registration Statement was amended by Amendment No. 1 filed with the SEC on November 8, 1996, and Amendment No. 2 filed with the SEC on December 6, 1996 (such Registration Statement, as so amended, the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, Cumulative Trust Preferred Securities (the "Preferred Securities") of IBC Capital, Subordinated Debentures (the "Subordinated Debentures") to be issued by the Company, and the guarantee of the Company pursuant to the Preferred Securities Guarantee Agreement (the "Guarantee").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of trust IBC Capital (the "Certificate of Trust") filed with the Secretary of State of the State of Delaware on November 7, 1996, (ii) the form of the Amended and Restated Trust Agreement of IBC Capital; (iii) the form of the Preferred Securities of IBC Capital; (iv) the form of the Guarantee between the Company and State Street Bank & Trust Company, as trustee; (v) the form of the Subordinated Debentures; and (vi) the form of the subordinated debenture indenture (the "Indenture"), between the Company and State Street Bank & Trust Company, as trustee, in each case in the form filed as an exhibit to the Registration Statement. We have also examined originals or copies, certified, or otherwise identified to our satisfaction, of such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons,the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the
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Board of Directors
December 6, 1996
Page 2


conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Company or IBC Capital, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that, except as set forth in paragraphs (1) and (2) below, such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Amended and Restated Trust Agreement of IBC Capital, the Preferred Securities of IBC Capital, the Guarantee, the Subordinated Debentures and the Indenture when executed, will be executed in substantially the form reviewed by us and that the terms of the Subordinated Debentures when established in conformity with the Indenture will not violate any applicable law. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees, and other representatives of the Company, IBC Capital, and others.

     Members of our firm are admitted to the bar in the state of Michigan, and we express no opinion as to the laws of any other jurisdiction.

     Based upon and subject to the foregoing and to other qualifications and limitations set forth herein, we are of the opinion that:


     1. After the Indenture has been duly executed and delivered, the Subordinated Debentures, when duly executed, delivered, authenticated and issued in accordance with the Indenture and delivered and paid for as contemplated by the Registration Statement, will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).



     2. The Guarantee, when duly executed and delivered by the parties thereto, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).


     We hereby consent to the reference to us in the caption "Validity of Securities" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the




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Board of Directors
December 6, 1996
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Securities Act of 1933, as amended, or under the rules and regulations of the
Securities and Exchange Commission relating thereto.


                              Very truly yours,

                   VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP


                          /s/ Michael G. Wooldridge


                            Michael G.  Wooldridge